Exhibit 23






                       Consent of Independent Accountants





The Board of Directors
Xanser Corporation:

We consent to the incorporation by reference in the registration statements numbers 333-101996, 333-87446, 333-83970, 333-83968, 333-68558, 333-34496,
333-60195,  333-22109,  333-14071,  333-14069,  333-14067, 333-08727, 333-08725,
333-08723,  33-58981, 33-54027 and 33-41295 on Form S-8 of Xanser Corporation of
our report dated February 25, 2004, with respect to the consolidated balance sheets of Xanser Corporation as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2003, annual report on Form 10-K of Xanser Corporation. Our report refers to a change in accounting for goodwill in 2002.


                                    KPMG LLP



Dallas, Texas
March 25, 2004